Exhibit 99-1
LEXINGTON PRECISION CORPORATION
40 East 52nd Street
New York, NY 10022
FOR IMMEDIATE RELEASE
LEXINGTON PRECISION REPORTS SECOND QUARTER RESULTS
NEW YORK, August 15, 2005 — Lexington Precision Corporation reported net income of $17,000, or zero cents per diluted common share, for the second quarter ended June 30, 2005, compared to net income of $1,282,000, or 26 cents per diluted common share, for the second quarter of 2004.
Net income for the three-month and six-month periods ended June 30, 2005, included a pre-tax gain of $1,100,000 on the sale of a vacant manufacturing facility in Casa Grande, Arizona, which was part of the company’s Metals Group. Net income for the three-month and six-month periods ended June 30, 2004, included a pre-tax gain of $3,252,000 on the repurchase of the company’s $7,500,000 senior, unsecured note.
The loss from continuing operations totaled $150,000, or 3 cents per diluted common share, for the second quarter of 2005, compared to income from continuing operations of $2,139,000, or 43 cents per diluted common share, for the second quarter of 2004. Income from discontinued operations totaled $167,000, or 3 cents per diluted common share, compared to a loss from discontinued operations of $857,000, or 17 cents per diluted common share, for the second quarter of 2004.
Net sales for the second quarter of 2005 were $25,294,000, compared to $29,474,000 for the second quarter of 2004, a decrease of 14%. Net sales of the Rubber Group decreased by 18% to $22,218,000, while net sales of the Metals Group increased by 27% to $3,076,000.
During the second quarter of 2005, income from operations totaled $2,122,000, compared to $1,065,000 for the second quarter of 2004. Income from operations at the Rubber Group decreased to $2,082,000 from $2,607,000. The Metals Group reported income from operations of $630,000, compared to a loss from operations of $792,000 for the second quarter of 2004. The improved results at the Metals Group resulted primarily from the $1,100,000 pre-tax gain on the sale of the Casa Grande, Arizona, real estate. The loss from operations at the Corporate Office decreased to $590,000 from $750,000.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) from continuing operations for the second quarter of 2005, totaled $4,259,000, compared to EBITDA from continuing operations of $3,124,000 for the second quarter of 2004, an increase of 36%. EBITDA for the Rubber Group decreased to $3,924,000 from $4,291,000, EBITDA for the Metals Group improved to $923,000 from negative $427,000, and EBITDA for the Corporate Office improved to negative $588,000 from negative $740,000. For more information about EBITDA, please see the section of the press release captioned “Notice Relating to Use of Non-GAAP Measure.”
Net cash provided by operating activities of continuing operations for the second quarter of 2005 totaled $2,313,000, compared to $1,602,000 for the second quarter of 2004, an increase of 44%.

Lexington Precision Corporation
August 15, 2005
The company reported a net loss of $683,000, or 14 cents per diluted common share, for the first six months of 2005, compared to net income of $1,126,000, or 23 cents per diluted common share, for the first six months of 2004.
Net sales for the first six months of 2005 were $51,578,000, compared to $60,081,000 for the first six months of 2004. Net sales of the Rubber Group decreased by 18% to $45,222,000, while net sales of the Metals Group increased by 21% to $6,356,000.
During the first six months of 2005, income from operations totaled $3,459,000, compared to $3,270,000 for the first six months of 2004. Income from operations at the Rubber Group decreased to $4,388,000 from $6,149,000. The Metals Group reported income from operations of $326,000 for the first six months of 2005, compared to a loss from operations of $1,553,000 for the first six months of 2004. The improved results at the Metals Group resulted in part from the $1,100,000 pre-tax gain on the sale of the Casa Grande, Arizona, real estate. Corporate Office expenses decreased to $1,255,000 for the first six months of 2005, from $1,326,000 for the first six months of 2004.
EBITDA for the first six months of 2005 totaled $7,731,000, compared to EBITDA of $7,460,000 for the first six months of 2004, an increase of 4%. EBITDA for the Rubber Group decreased 16% to 8,033,000, while EBITDA for the Metals Group improved to $947,000 from negative $807,000. EBITDA for the Corporate Office improved to negative $1,249,000 from negative $1,306,000.
Net cash provided by operating activities for the first six months of 2005 totaled $2,156,000, compared to $2,073,000 for the first six months of 2004, an increase of 4%.
Attached to this press release are tables setting forth our condensed consolidated statements of operations and selected consolidated and segment financial data, including information concerning our cash flows from operations and reconciliations of income from continuing operations to EBITDA from continuing operations.
Notice Relating to Use of Non-GAAP Measure
EBITDA is not a measure of performance under U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with GAAP. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.
Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.
Contact: Warren Delano, President (212) 319-4657

LEXINGTON PRECISION CORPORATION
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Net sales	$25,294	$29,474	$51,578	$60,081
Cost of sales	22,553	26,381	45,715	52,842

Gross profit	2,741	3,093	5,863	7,239
Selling and administrative expenses	1,719	2,028	3,504	3,969
Gain on sale of assets held for sale	1,100	—	1,100	—

Income from operations	2,122	1,065	3,459	3,270
Other income (expense):
Interest expense	(2,328)	(2,122)	(4,638)	(4,209)
Gain on repurchase of debt	77	3,252	77	3,252

Income (loss) from continuing operations before income tax	(129)	2,195	(1,102)	2,313
Income tax provision	21	56	42	71

Income (loss) from continuing operations	(150)	2,139	(1,144)	2,242
Income (loss) from discontinued operations	167	(857)	461	(1,116)

Net income (loss)	$17	$1,282	$(683)	$1,126

Basic and diluted net income (loss) per share of common stock:
Continuing operations	$(0.03)	$0.43	$(0.23)	$0.46
Discontinued operations	0.03	(0.17)	0.09	(0.23)

Net income (loss)	$—	$0.26	$(0.14)	$0.23

Reconciliation of net income (loss) from continuing operations to EBITDA from continuing operations:
Income (loss) from continuing operations	$(150)	$2,139	$(1,144)	$2,242
Add:
Depreciation and amortization	2,137	2,059	4,272	4,190
Gain on repurchase of debt	(77)	(3,252)	(77)	(3,252)
Interest expense	2,328	2,122	4,638	4,209
Income tax provision	21	56	42	71

EBITDA from continuing operations	$4,259	$3,124	$7,731	$7,460

Net cash provided by operating activities	$2,313	$0 1,602	$2,156	$2,073

LEXINGTON PRECISION CORPORATION
Select Consolidated and Segment Financial Data
Continuing Operations
(in thousands)

	Quarter Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Net sales:
Rubber Group	$22,218	$27,044	$45,222	$54,847
Metals Group	3,076	2,430	6,356	5,234

Total net sales	$25,294	$29,474	$51,578	$60,081

Income (loss) from operations:
Rubber Group	$2,082	$2,607	$4,388	$6,149
Metals Group	630	(792)	326	(1,553)
Corporate Office	(590)	(750)	(1,255)	(1,326)

Total income from operations	2,122	1,065	3,459	3,270

Depreciation and amortization included in income from operations:
Rubber Group	1,842	1,684	3,645	3,424
Metals Group	293	365	621	746
Corporate Office	2	10	6	20

Total depreciation and amortization	2,137	2,059	4,272	4,190

Earnings (loss) before interest, taxes, depreciation, and amortization (EBITDA):
Rubber Group	3,924	4,291	8,033	9,573
Metals Group	923	(427)	947	(807)
Corporate Office	(588)	(740)	(1,249)	(1,306)

Total EBITDA	$4,259	$3,124	$7,731	$7,460

Capital expenditures:
Rubber Group	$822	$1,572	$2,122	$2,482
Metals Group	124	235	166	627
Corporate Office	—	—	3	—

Total capital expenditures	$946	$1,807	$2,291	$3,109

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